UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2010

BIONEUTRAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-149235	26-0745273
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

211 Warren Street
Newark, New Jersey	07103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 286-2899

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
Item 3.02   Unregistered Sales of Equity Securities.

On February 3, 2010, BioNeutral Group, Inc. (the “Company”) and Chertoff Group, L.L.C. (the “Advisor”) entered into a First Amendment to the Advisory Agreement (the “Amendment”), which amends the Advisory Agreement by and between the Company and the Advisor dated August 26, 2009 (the “Original Agreement”).  The Amendment modifies, among other things, the scope of services to be provided under the Original Agreement by Advisor and the personnel to provide such services and reduces the monthly fee for such services to $28,000 per month during the term of the Original Agreement.

In connection with the execution and delivery of the Amendment, the Company and Advisor, on February 3, 2010 also entered into a Stock Appreciation Rights Agreement (the “SAR Agreement”), a Restricted Stock Unit Agreement (the “RSU Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement” and together with the SAR Agreement and the RSU Agreement, the “Equity Award Agreements”).  The Equity Award Agreements evidence the terms of the equity award required to be made to Advisor pursuant to the Original Agreement.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, in issuing the securities covered by the Equity Award Agreements.

Pursuant to the SAR Agreement, the Company granted 7,442,725 stock appreciation rights to Advisor evidencing Advisor’s right to receive, for each SAR exercised, up to the number of shares of the Company’s common stock (the “SAR Shares”) equal in value to the excess of the Fair Market Value of one share of common stock on the date of exercise (as defined in the SAR Agreement) over $0.186.  The SARs vest on a cumulative basis according the following vesting schedule:  25% on September 1, 2010, 50% on September 1, 2011 and 100% on September 1, 2012.  In addition, vesting accelerates and the SARs fully vest upon the occurrence of certain events specified in the SAR Agreement, including a Change in Control of the Company (as defined in the SAR Agreement).

Under the RSU Agreement, the Company granted to Advisor the right to receive on the Delivery Date (as defined in the RSU Agreement) a number of shares of common stock (the “RSU Shares,” and together with the SAR Shares, the “Advisor Shares”) equal to “A” divided by “B,” where “A” equals 1,384,346.85, and “B” equals the greater of (i) the Fair Market Value of a share of common stock on the Delivery Date and (ii) $0.186.  The RSU Agreement defines “Delivery Date” as the earlier to occur of January 2, 2013 and the date that is immediately prior to a Change in Control of the Company (as defined in the RSU Agreement).  The RSUs vest on a cumulative basis and vesting thereof accelerates on the same dates and in the same circumstances as are applicable to the vesting of the SARs, all as described in the preceding paragraph.

The Company is obligated, under the Registration Rights Agreement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Advisor Shares under the Securities Act of 1933, as amended (the “Securities Act”) and have such registration statement declared effective by not later than the Outside Date (as defined in the Registration Rights Agreement), which date is subject to acceleration, including upon the occurrence of certain events constituting a Change in Control of the Company (as defined in the Registration Rights Agreement).  In the event that the Company fails to comply with certain registration obligations under the Registration Rights Agreement, it is obligated to pay liquidated damages to Advisor in the amount of four percent per annum of the Registration Default Value (as defined in the Registration Rights Agreement) of the securities for which there is a registration obligation and two percent per annum of the registration default value of such securities for each thirty day period following the initial thirty day period following a default.  The Registration Rights Agreement defines Registration Default Value as the average of the Fair Market Value (as defined in the SAR Agreement) of one share of common stock on the grant date under the SAR Agreement and the Fair Market Value of one share of common stock on the date of the registration default under the Registration Rights Agreement.  Such liquidated damages are to be paid in stock appreciation rights on substantially the same terms as those contained in the SAR Agreement.  The Company also granted to Advisor certain “piggy-back” registration rights in connection with any Company registration of the sale of securities on behalf of itself or on behalf of others under the Securities Act.  In addition, in connection with any future issuance of the Company’s equity securities or securities convertible or exchangeable into the Company’s equity securities, Advisor has the right to purchase its pro rata share of such issuance, which is calculated based the ratio of common stock held by Advisor to the total number of shares of common stock then outstanding (on a fully diluted basis).  As part of the Registration Rights Agreement, the Chief Executive Officer of the Company and a director of the Company agreed to certain limits on their respective abilities to engage in a sale or other disposition or other transactions constituting a Sale Transaction (as defined in the Registration Rights Agreement) in respect of the common stock.

The foregoing descriptions of the Amendment, the SAR Agreement, the RSU Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Amendment, the SAR Agreement, the RSU Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) (1)         On February 17, 2010, the Company’s Board of Directors concluded that there were errors in the following financial statements of the Company (the “Subject Financial Statements”) and that the Subject Financial Statements should no longer be relied upon:

(i)       for the year ended December 31, 2007, the year ended December 31, 2006, the nine month period ended September 30, 2008 and the nine month period ended September 30, 2007, each included in the Company’s Current Report on Form 8-K filed on February 5, 2009;

(ii)      for the ten months ended October 31, 2008 and included in the Company’s Transition Annual Report on Form 10-KT filed on June 24, 2009;

(iii)     for the three months ended January 31, 2009 and included in the Company’s Quarterly Report on Form 10-Q filed on March 23, 2009;

(iv)     for the three months ended April 30, 2009 and included in the Company’s Quarterly Report on Form 10-Q filed on June 24, 2009; and

(v)      for the three months ended July 31, 2009 and included in the Company’s Quarterly Report on Form 10-Q filed on September 21, 2009.

(2)       The Company anticipates that, at a minimum, it will:

(i)       make adjustments to the beginning balance of shareholders’ equity for each fiscal quarter or year end contained in the Subject Financial Statements.

(ii)      reduce the Company’s capital and deficit calculations contained in the Subject Financial Statements based on a revaluing from the stated value of $5 per share to the fair value of $1 per share of 7,832,800 shares of common stock issued in 2005 for non-cash consideration.  7,000,000 of such shares were issued in connection with the Company’s acquisition of patent rights; the balance was issued as compensation.  The asset value of the patent was previously written down to its fair value in fiscal year 2006.  This adjustment would address all corresponding amounts included in the Company’s capital and deficit accounts related to the original $5 a share valuation and patent write-down.

(iii)     reverse a previously reported liability of approximately $1.1 million related to the issuance of warrants in 2005.  The Company historically treated such warrants as having a feature for issuing a variable amount of shares, thereby creating an obligation under U.S. generally accepted accounting principles (“GAAP”).  The Company anticipates recording such warrants as standard equity instruments with no obligation to redeem the warrants or to issue a variable amount of shares pursuant to the warrants.

(iv)    expand the related party transaction disclosures in the Notes to certain of the Subject Financial Statements.

In addition, the Subject Financial Statements for the interim periods of Fiscal Year 2009 reflect a minority interest of 19% interest in BioNeutral Laboratories Corporation USA, a subsidiary of the Company (“BioLabs”).  The Company believes that this figure will be adjusted to reflect a 14% minority interest in BioLabs.  The Company does not have records of certain common shareholders of BioLabs as participating in the exchange of their shares of BioLabs common stock for shares of common stock of the Company pursuant to that certain share exchange agreement, dated as of January 30, 2009, between the Company and BioNeutral Laboratories (the “Share Exchange Agreement”).  Accordingly, until such time as the Company locates such records or such shareholders of BioLabs are able to confirm such participation in accordance with the terms of the Share Exchange Agreement, the Company has determined it will treat such persons as part of a 14% minority interest in BioLabs.

(3)       The Company’s management, Board of Directors and independent registered public accounting firm have discussed the matters disclosed in this filing.

Item 8.01   Other Events.

Late Filing of 10-K; Possible FINRA Actions.

On February 16, 2010, the Company failed to file timely its Annual Report on Form 10-K (“Form 10-K”) for the year ended October 31, 2009 (“Fiscal 2009”) because the Company has not completed preparation of financial statements for the year ended October 31, 2009 for inclusion in the Form 10-K, management has not completed its preparation of such financial statements and the Company’s independent auditor has not completed its Fiscal 2009 year end audit of the Company’s financial statements.  The Company intends to use it best efforts to file such Form 10-K as soon as possible.

The Financial Industry Regulatory Authority (“FINRA”) has published a statement indicating that in connection with its Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009, the Company, on two previous occasions, failed to file on a timely basis or made an incomplete filing of a periodic report required to be filed under the Securities Exchange Act of 1934, as amended.  If FINRA’s statement is correct, the late filing of the Form 10-K for Fiscal 2009 would constitute a third late filing and, under FINRA Rules, would cause the Company’s securities to no longer be eligible for quotation on the Over the Counter Bulletin Board market (“OTCBB”).  On February 18, 2010, the Company received a notice from FINRA dated February 17, 2010 stating that, as of the commencement of trading on February 26, 2010, its securities will not be eligible for quotation on the OTCBB.  The Company intends to request a hearing to appeal such determination if, after review, it concludes that the determination by the Staff of FINRA as to late or incomplete filings was in error.  A hearing request will stay the removal of the Company's securities from OTCBB pending the Hearing Officer's Decision.

Estimated Results of Operations; Liquidity Issues; Expected Going Concern Qualification in Auditor’s Opinion.

The Company expects to incur a net loss for Fiscal 2009 of approximately $15 million, greater than fifty percent (50%) of which will consist of a non-cash charge against the carrying value of its prepaid asset representing certain consulting, distribution and other agreements for which the Company has determined the underlying services will not be recovered.  In addition, the Company’s cash flow projections indicate that it will have an extremely difficult time funding its operations over the next thirty days without additional borrowings or capital infusions and thereafter without raising substantial additional funds from external sources.  Moreover, the Company’s independent auditor has indicated that it will conclude that the Company’s net losses, negative cash flow and accumulated deficit as of October 31, 2009, raise substantial doubt about the Company’s ability to continue as a going concern.

SEC Investigation.

On October 1, 2009, the United States Securities and Exchange Commission (“SEC”) issued a formal order of investigation regarding possible securities laws violations by the Company and other persons.  The investigation appears to be focused on the process by which the Company became a publicly traded entity, trading in the Company’s shares, and disclosure and promotion of developments in the Company’s business.  The SEC has requested, and the Company has produced, certain documents relevant to the SEC’s investigation.  The Company has incurred, and expects to continue to incur, significant costs in responding to such investigation.  Any adverse findings by the SEC in connection with such investigation could have a material adverse impact on the Company’s business, including the Company’s ability to continue to operate as a publicly traded company.

Uncertainty as to Number of Common Shares Outstanding.

The records of the Company’s Transfer Agent reflect as outstanding a number of shares of common stock different than the number reflected in the Company’s records.  The Company is in the process of addressing this discrepancy.

Update on Regulatory Approvals and Product Testing.

The Company’s Ygiene professional disinfectant product and multipurpose cleaner and disinfectant product were registered with the German Bundesanstalt für Arbeitsschutz und Arbeitsmedizin, a German government sanctioned institute for safety and health, on January 5, 2010 and November 30, 2009, respectively.  As a result of such registrations, the Company is permitted to sell such Ygiene-based products in Germany.  The Company has not sold any of its products in Germany and currently does not have adequate resources to attempt to make any such sales or to have its products manufactured for sale.

On January 26, 2010 the Company was informed that the toxicity study on its Ygiene Hospital Grade Disinfectant was completed with positive results that are acceptable for submission to the U.S. Environmental Protection Agency.  These studies were conducted by Eurofins Product Safety Laboratories located in Dayton, New Jersey, an independent laboratory for conducting GLP studies to support product registrations with the EPA.

Recent Loans to Company by Substantial Shareholders and Director.

On November 13, 2009, the Company issued (i) an unsecured promissory note to Michael D. Francis, a shareholder of the Company, in the amount of $250,000 (the “First Francis Note”), and (ii) an unsecured promissory note to Capara Investments LLC (“Capara”), in the amount of $250,000 (the “Capara Note”), which issuances resulted in gross proceeds to the Company of $500,000.  The sole member of Capara, Raj Pamani, is a member of the Board of Directors of the Company.  On February 12, 2010, the Company issued an unsecured promissory note to Mr. Francis containing substantially the same terms as the First Francis Note (the “Second Francis Note”, and together with the First Francis Note and the Capara Note, the “Shareholder Notes”).  Each of the Shareholder Notes (i) bears an 8% annual interest rate, (ii) is due and payable in cash on the fifth anniversary of the date of issuance, and (iii) upon consummation of a “Qualified Financing” (as defined in the Shareholder Notes), will automatically be exchanged for, at the Company’s election, either (i) securities on the same terms and conditions as those received by investors in such Qualified Financing based on an assume exchange rate reflecting the pricing used in such financing or (ii) shares of the Company’s common stock equal to the quotient obtained by dividing (x) the then outstanding principal amount of the Shareholder Note by (y) the lower of (i) $0.69 and (ii) the Fair Market Value (as defined in the Shareholder Notes) of one share of Company Common Stock as of the date of such exchange.  On each three (3) month anniversary of the issuance of each Shareholder Note, all accrued and unpaid interest shall be added to the unpaid principal amount of such note.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, in issuing the Shareholder Notes.  The foregoing description of the Shareholder Notes does not purport to be complete and is qualified in its entirety by reference to the text of the Shareholder Notes, which are attached hereto as Exhibits 4.1, 4.2, and 4.3 and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	8% Exchangeable Promissory Note, dated November 13, 2009, issued in favor of Michael D. Francis.

4.2	8% Exchangeable Promissory Note, dated November 13, 2009, issued in favor of Capara Investments LLC.

4.3	8% Exchangeable Promissory Note, dated February 12, 2010, issued in favor of Michael D. Francis.

10.1	First Amendment to the Advisory Agreement, dated as of February 3, 2010, by and between Chertoff Group, L.L.C. and BioNeutral Group, Inc.

10.2	Stock Appreciation Right Agreement, dated as of February 3, 2010, by and between BioNeutral Group, Inc. and Chertoff Group, L.L.C.

10.3	Restricted Stock Unit Agreement, dated as of February 3, 2010, by and between BioNeutral Group, Inc. and Chertoff Group, L.L.C.

10.4	Registration Rights Agreement, dated as of February 3, 2010, by and between BioNeutral Group, Inc. and Chertoff Group, L.L.C.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEUTRAL GROUP, INC.

By:	/s/ Stephen J. Browand
Name: Stephen J. Browand
Title: President and Chief Executive Officer

Dated:  February 18, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	8% Exchangeable Promissory Note, dated November 13, 2009, issued in favor of Michael D. Francis.

4.2	8% Exchangeable Promissory Note, dated November 13, 2009, issued in favor of Capara Investments LLC.

4.3	8% Exchangeable Promissory Note, dated February 12, 2010, issued in favor of Michael D. Francis.

10.1	First Amendment to the Advisory Agreement, dated as of February 3, 2010, by and between Chertoff Group, L.L.C. and BioNeutral Group, Inc.

10.2	Stock Appreciation Right Agreement, dated as of February 3, 2010, by and between BioNeutral Group, Inc. and Chertoff Group, L.L.C.

10.3	Restricted Stock Unit Agreement, dated as of February 3, 2010, by and between BioNeutral Group, Inc. and Chertoff Group, L.L.C.

10.4	Registration Rights Agreement, dated as of February 3, 2010, by and between BioNeutral Group, Inc. and Chertoff Group, L.L.C.